UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 26, 2011

Citizens Bancshares Corporation

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

333-38509	58-1631302
(Commission File Number)	(IRS Employer Identification No.)

75 Piedmont Avenue, NE, Atlanta, Georgia, USA	30303
(Address of principal executive offices)	(Zip Code)

(404) 659-5959

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Citizens Bancshares Corporation (the “Company”) was held on May 25, 2011 (the “Annual Meeting”).  Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.  The matters listed below were submitted to a vote of the Company’s shareholders and the final voting results were as follows:

Votes on the election of two (2) Class III directors for a three-year term expiring in 2014 were as follows:

Name	For	Withheld	Abstentions	Broker Non-Votes
Stephen A. Elmore, Sr.	967,500	202,152	—	203,635
Donald Ratajczak	974,816	194,835	—	203,635

Votes on the proposal to ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2011 were as follows:

For	Against	Abstentions	Broker Non-Votes
1,330,126	3,663	17,430	—

Votes on the proposal to approve a non-binding resolution regarding the compensation of the Company’s executive officers named in the Summary Compensation Table of the Company’s Proxy Statement for the Annual Meeting were as follows:

For	Against	Abstentions	Broker Non-Votes
914,432	57,578	197,566	—

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCSHARES CORPORATION

Dated: May 26, 2011	By:	/s/James E. Young
James E. Young
President & CEO